As filed with the Securities and Exchange Commission on May 20, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Procure ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

Robert Tull
16 Firebush Road
Levittown, PA 19056
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Procure Disaster Recovery Strategy ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-222463

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222463 and 811-23323), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-003965) on May 20, 2022, which is incorporated herein by reference.

The Trust currently consists of 2 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Procure Disaster Recovery Strategy ETF	88-1552539
Item 2.    Exhibits

A.
Registrant’s Declaration of Trust dated September 1, 2018, is incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222463; 811-23323), as filed with the SEC via EDGAR on January 29, 2019 (Accession No. 0001654954-19-000830).

B.
Registrant’s By-Laws dated September 1, 2018 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-222463; 811-23323), as filed with the SEC via EDGAR on January 29, 2019 (Accession No. 0001654954-19-000830).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Procure ETF Trust II

May 20, 2022

/s/ Robert Tull
Robert Tull President